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                                                                    Exhibit 23



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Park National Corporation of our reports dated February 21, 2006, with respect to the consolidated financial statements of Park National Corporation and subsidiaries, Park National Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Park National Corporation, included in the 2005 Annual Report to Shareholders of Park National Corporation.

We also consent to the incorporation by reference into the following Registration Statements:

         Form S-8 No.  33-92060
         Form S-8 No.  333-52653
         Form S-8 No.  333-59360
         Form S-8 No.  333-59378
         Form S-8 No.  333-91178
         Form S-8 No.  333-115136
         Form S-8 No.  333-126875

of our reports dated February 21, 2006, with respect to the consolidated financial statements of Park National Corporation and subsidiaries, and with respect to the Park National Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Park National Corporation, incorporated by reference in the 2005 Annual Report (Form 10-K).

                                                        /s/ Ernst & Young LLP



Columbus, Ohio
March 7, 2006